Amendment No. 2 to                                           Dated
Credit Agreement                                             September 22, 1999
                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

     Amendment No. 2, dated September 22, 1999 (the "Amendment"), to Credit Agreement, dated as of December 18, 1998 (this "Agreement"), is entered into by and among MLC HOLDINGS, INC., a Delaware corporation ("Holdings"), MLC GROUP, INC., a Virginia corporation ("MLC"), and MLC FEDERAL, INC., a Virginia corporation ("Federal") as borrowers (collectively, the "Borrowers" and individually, a "Borrower"), the banking institutions signatories thereto and named in Exhibit A attached to the Agreement and such other institutions that hereafter become a "Bank" pursuant to Sectrion 11.4 of the Agreement (collectively, the "Banks" and individually, a "Bank") and First Union National Bank, a national banking association, as agent for the Banks under the Agreement ("First Union," which shall mean its capacity as agent unless specifically stated otherwise).

                              Preliminary Statement

     WHEREAS, the Borrowers, the Banks and First Union desire to amend the Agreement in the manner hereinafter set forth.

     WHEREAS, Riggs Bank N.A. wishes to cease its participation in the credit facility provided by the Agreement, terminate its Loan Commitment and have its Note paid in full.

     WHEREAS, the Borrowers, the Banks (other than Riggs Bank N.A.) are in agreement with the wishes of Riggs Bank N.A.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Section 1.1 of Agreement.  The definition of "Eligible Lease" in Section
1.1 of the Agreement shall be and is hereby amended to add the following sentence at the end thereof:

     "For purposes of the definition of Eligible Lease, leases aggregating not more than $35,000,000 purchased on or about September 30, 1999 from CLG, Inc. shall not be deemed ineligible on the basis that they did not arise on the ordinary course of business of a Borrower, provided that such leases otherwise conform with the requirements of an "Eligible Lease" and conform with the underwriting guidelines of the Borrowers."

     2. Section 1.1 of Agreement.  The  definition of "Eligible  Receivable"  in
Section 1.1 of the Agreement shall be and is hereby amended to add the following sentence at the end thereof:

     "For purposes of the definition of Eligible Receivable, receivables aggregating not more than $3,500,000 purchased on or about September 30, 1999 from CLG, Inc. shall not be deemed ineligible on the basis that they did not arise on the ordinary course of business of a Borrower, provided that such receivables otherwise conform with the requirements of an "Eligible Receivable" and conform with the underwriting guidelines of the Borrowers."

     3. Section 6.9 of Agreement. Section 6.9 of the Agreement shall be and is hereby amended to add the following sentence at the end thereof:

    "Notwithstanding that the purchase by one or more of the Borrowers of leases, equipment and/or receivables on or about September 30, 1999 from CLG, Inc. may not be in the ordinary course of such Borrower's or Borrowers' business or businesses such purchase or purchases shall be permitted, provided that such purchase or purchases are pursuant to the reasonable requirements of the Borrower's or Borrowers' business or businesses and is otherwise in good faith and upon commercially reasonable terms."

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

     4. Exhibit A to Agreement. Exhibit A to the Agreement shall be and is hereby amended and restated to be in the form and substance attached hereto.

     5. Representations and Warranties. The Borrowers hereby affirm all the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.

     6. Covenants. The Borrowers hereby confirm that they are in compliance with and have complied with each and every covenant set forth in the Agreement, including but not limited to Articles 5, 6 and 7 thereof, on and as of the date hereof.

     7. Affirmation. The Borrowers hereby affirm their absolute and unconditional promise to pay to each Bank and First Union National Bank, as agent under the Agreement, the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

     8. Corporate Authorization and Delivery of Documents. Each Bank shall have received (a) a certificate signed by the secretary or assistant secretary of each Borrower certifying all action taken by each Borrower and any other necessary Person to authorize this Amendment, the incumbency of the persons signing this amendment, and attaching any resolutions adopted by each Borrower in connection with said authorization, and (b) and such other documents as any Bank shall require.

     9. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     10. Reallocation of Loans. Promptly following the effectiveness of this Amendment including but not limited to the delivery to each Bank of its Note in the amount of its Loan Commitment as set forth in Exhibit A hereto, the Agent shall coordinate with each of the Banks (a) to provide for funding by {new bank to be added} of Loans to the Borrowers under the Credit Agreement, as amended, equal to its proportionate share of the aggregate principal amount of Loans then outstanding to the Borrowers based on its Commitment Percentage and (b) application of the proceeds of such Loans to repayment to the other Banks, it their individual capacities, of Loans by each of them then in effect such that the aggregate Loans of each Bank shall not exceed the proportionate share of each Bank based on its Commitment Percentage applied to the aggregate principal amount of outstanding Loans by the Banks to the Borrowers on such date.

     11.   Counterparts.   This  Amendment  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                MLC HOLDINGS, INC.


                                By: ______________________________
                                Name:
                                Title:

                                MLC GROUP, INC.


                                By: ______________________________
                                Name:
                                Title:

                                MLC FEDERAL, INC.


                                By: ______________________________
                                Name:
                                Title:


                                FIRST UNION NATIONAL BANK, for itself
                                and as Agent

                                By: ______________________________
                                Name:
                                Title:

                                BANK LEUMI USA

                                By: ______________________________
                                Name:
                                Title:


                                RIGGS BANK N.A.

                                By: ______________________________
                                Name:
                                Title:

                                WACHOVIA BANK, N.A.

                                By: ______________________________
                                Name:
                                Title:

                                SUMMIT BANK

                                By: ______________________________
                                Name:
                                Title:

                                KEYBANK NATIONAL ASSOCIATION

                                By: ______________________________
                                Name:
                                Title:

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

                                                                       EXHIBIT A

                     Bank' Loan Commitments and Percentages

                                                                   Rounded
         Bank                            Commitment              Percentage

First Union National Bank               $25,000,000                  32%
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA 19107
Fax No. 215-973-6900

Bank Leumi USA                          $10,000,000                  16%
562 Fifth Avenue
New York, NY 10036
Fax No. 212-626-1329

Summit Bank                             $10,000,000                  16%
750 Walnut Avenue
Cranford, NJ 07016
Fax No.  908-709-5466

Wachovia Bank, N.A.                      $7,000,000                  11%
227 Fayetteville Street
Raleigh, NC 27601
Fax No. 919-755-7722

KeyBank National Association            $11,500,000                  18%
34 North Main Street
Dayton, OH 45402
Fax No.  937-586-7695
                                         ___________                _____

                                        $63,500,000                 100%


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